Exhibit 99.2

MCEWEN MINING CONFERENCE CALL REMINDER

TORONTO, October 10, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”) invites you to join our conference call today when we will discuss the purchase of the Black Fox mine, our recent financing and other corporate developments followed by a question and answer session. Questions can be asked directly by participants over the over the telephone or can be emailed in advance to info@mcewenmining.com. The call will be chaired by Rob McEwen, Chairman and Chief Owner.

Tuesday, October 10th, 2017	Toll Free (US & Canada):	(844)-630-9911
11:00 AM (ET)	Outside US & Canada:	(210)-229-8828
	Conference ID Number:	95109551
	Webcast Link:	http://edge.media-server.com/m/p/6d4ugtj9

Important: A corporate presentation that will be referenced during the call is available at: http://www.mcewenmining.com/Presentation/MUX-Presentation/default.aspx.

An archived replay of the webcast will be available for one week after it takes place. Access the replay using the link http://edge.media-server.com/m/p/6d4ugtj9 or calling (855)-859-2056 (North America) / (404)-537-3406 (International), Conference ID Number 95109551.

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Black Fox mine in Timmins, Canada, the Gold Bar project in Nevada, and the Los Azules copper project in Argentina.

McEwen has a total of 333 million shares outstanding.  Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

McEwen Mining Inc.’sMcEwen Mining’s December 31, 2016Securities and Exchange Commission

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, Ontario, Canada
info@mcewenmining.com		M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690